TELOMOLECULAR CORP.

Corporate Summary
as of March 10, 2006

1. STATE OF INCORPORATION: Delaware

2. DATE OF INCORPORATION: Nov 11, 2005

3. ADDRESS OF PRINCIPAL EXECUTIVE OFFICES:
8037 Orange Ave.
Fair Oaks, CA 95628

4. NAME(S) OF INCUMBENT DIRECTOR(S)
Matthew A. Sarad
Henry Val
Sheree Friedman

5. NAME(S) OF INCUMBENT OFFICER(S)

President: Matthew A. Sarad
Vice-President: Henry Val
Vice-President: Jerry McRoberts
Secretary: Matthew A. Sarad
Assistant Secretary: Brian Allred
Treasurer: Sheree Friedman

6. NAME OF BANK: Net Bank

7. NAME(S) OF AUTHORIZED CHECK SIGNER(S): Matthew A. Sarad

8. NUMBER AND PAR VALUE OF AUTHORIZED SHARES

9. SHAREHOLDER(S)
NAME(S) NUMBER OF SHARES

10. DATE OF ANNUAL SHAREHOLDERS' MEETLNG

11. FISCAL YEAR ENDS

12. NAME AND ADDRESS OF ACCOUNTANT

MINUTES
AND
BY-LASS
OF THE MEETINGS
OF
Telomolecular

INCORPORATED UNDER THE LAWS OF
The State of Delaware

ARTICLE I - OFFICES

The principal offices of the corporation in the State of Delaware shall be located in the city/town of _____________, in the County of ___________________. The corporation may, as the Board of Directors may designate or as the business of the corporation may from time to time require, have such other offices within or without of the state of incorporation

ARTICLE II - BOARD OF DIRECTORS

1. GENERAL POWERS
The directors shall in all cases act as a board. The board shall have the responsibility of managing and controlling the affairs, property and business of the corporation. The duties include the power to (a) appoint any person or persons to be agents of the corporation, with the power to sub- delegate, with such terms as it sees fit; (b)appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it has an interest and cause such instruments to be executed, and do and cause such things to be done as it may deem requisite, in relation to any such trust; (c) appoint any officer, permanently or temporarily as it deems necessary, to perform the duties and have the powers of any other officer; (d) appoint, remove or suspend to determine their duties, fix and, as it sees fit, change their salaries and compensation; (e)authorize shares of the corporation to be issued at its discretion and for such considerations as the board may determine, and as may be permitted by law; and (f) determine the amounts to be distributed as dividends.

2. NUMBER OF DIRECTORS
The number of directors of the corporation shall be not less than three, but may be more as may be determined and elected by the voting shareholders of the corporation at the annual meeting of the stockholders, provided however that the number of directors may be less than three but not less than

INTRODUCTION
CORPORATE BYLAWS

The following form of By-laws have been prepared to provide for usual voting provisions and majority quorum for stockholders and directors of a corporation. Also included are usual provisions for removal of officers and directors, and a majority vote for amendments to these By- laws.

It has been recognized that you may want in a given case to vary these provisions. Reference has been made in the Bylaw sections which may most likely be considered for revision and language has been included to reference a possible amendment to that particular section.

meeting and be served to each director via personal delivery, telegraph or U.S. Mail. The attendance of a director at a meeting constitutes a waiver of notice of such meeting, unless the express purpose of a director's attendance is to protest, before or at the commencement of said meeting, the transaction of any business because the meeting is not lawfully called or convened-

The Board of Directors may, by resolution, elect from among its members a committee, executive or other, which will have such powers as the board as the board sees fit or as permitted by law. A majority of any such committee may fix at time and date of any of its meetings. Each such committee shall serve at the pleasure of the Board of Directors.

Unless otherwise provided by resolution of the Board of Directors, a majority of the members of the board acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if less than a majority of the board is present at a meeting, a majority of the directors present may adjourn the meeting, without further notice, from time to time, when a quorum is not

10. ACTING MANNER OF THE BOARD
The members of the Board of Directors or of any committee commissioned by the board may participate in and be counted present at any such meeting at which contact is made via video conference system, a conference telephone or similar communications equipment where, by the use of such equipment, all persons participating in any such meeting can hear each other at the same time. The act of the majority of the members of the board present at a meeting at which a quorum exists shall be the act of the board.

The Board of Directors may, from their number, elect a chairman of the board who shall preside it all meetings of the board and may have such additional responsibilities and powers as may from ;ime to time be vested in him by resolution of the board.

ARTICLE III - OFFICERS

The officers of the corporation shall each be elected by the Board of Directors and shall be a 'resident, a Treasurer and a Clerk. The board, as it deems necessary, may from time to time elect one or more Vice-Presidents, Assistant Treasurers, Assistant Clerks, agents, employees and a Secretary.

At any meeting of the stockholders a quorum for the transaction of any business shall consist of a majority in interest of the issued and outstanding shares of the stock of the corporation entitled to vote being represented by the holders of record thereof.

ARTICLE V - STOCK CERTIFICATES

1. SHARE CERTIFICATES
Certificates shall be issued to each shareholder in such form as the Board of Directors shall designate. Such certificate shall be signed by the President or Vice President and by the Treasurer or Assistant Treasurer. Each certificate shall state the number of shares and class thereof as well as the designation of the series thereof, if any, represented by the certificate. Each certificate issued for shares of stock subject to transfer pursuant to the articles of organization or to a restriction, any agreement to which the corporation is a party, or issued while the corporation is authorized to issue more than one class of stock, or these by-laws shall have the full text of any such restriction or the full text of the preferences, voting powers, special and relative rights of the stock of each class and series authorized to be issued and qualifications, as the case may be, set forth on the back of or on the face of the share certificate or alternatively, shall contain the legend: "The shares represented by this certificate are subject to restrictions on transfer, a copy of which will he furnished by the company to the holder of this certificate upon written request and without charge."

2. FRACTIONAL SHARES
Fractional shares of any class may be issued and shall entitle the holder thereof to dividend and voting rights and all other rights and responsibilities of the class of stock or series of which the fractional shares are held. The Board of Directors may as it sees fit cause the corporation to issue scrip in lieu fractional shares which may be in bearer or registered form entitling the holder thereof to receive a full share certificate upon the surrender of scrip aggregating a full share.

3. LOST OR DESTROYED CERTIFICATES
Lost, mutilated, or destroyed certificates may be replaced by the issue of a new certificate upon such terms and indemnity to the corporation as the board may determine. The board may as it sees fit require the owner or owner's representative to give a bond to the corporation with or without surety against any loss or claim which may arise from the issue of replacement certificate or certificates-

4. SHARE TRANSFERS
(a) Upon the surrender of the certificate or certificates, properly endorsed or assigned, to the corporation or the corporation's transfer agent, the shares represented by the certificate or certificates shall be transferable, when the old certificate is cancelled and new certificate or certificates for said shares are issued. All such transactions must be entered in the transfer books of the corporation.
(b) The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person except as may be otherwise provided by the laws of the State of Incorporation.

ARTICLE VI - INSPECTION OF RECORDS

1. MAINTENANCE AND INSPECTION
The corporation shall maintain in the State of Incorporation and make available to any stock holder for inspection the original or attested copies of its articles of organization, by-laws and records of all meetings of stockholders and incorporators, and all of its stock transfer records which shall contain the names of all stock holders, the amount of stock held by each, and their record address.

ARTICLE VII - CONTRACTS, NOTES CHECKS and DRAFTS

Contracts, notes, checks, drafts, and other instruments for the payment of money drawn or endorsed in the name of or on behalf of the corporation may be signed or executed by any officer or officers or person or persons authorized by the directors to do so. No person or officer may enact or cause to be enacted any of the above without express authority of the board.

ARTICLE VIII - FISCAL YEAR

The fiscal year of the corporation shall end on the day of in each year.

ARTICLE IX - SEAL

The seal of the corporation shall be circular in form and shall be inscribed with the name of the corporation as it appears on the articles of organization/incorporation, the state of incorporation and the year of incorporation. The treasurer shall have custody of the seal and may affix it to any instrument requiring the corporate seal, as may any other officer of the corporation if so authorized by the Board of Directors.

ARTICLE X - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted at any annual or special meeting of the share holders by vote representing a majority of all the shares outstanding and issued when the proposed amendment, alteration, adoption or repeal has been included in the notice of any such meeting.

ARTICLE XI - PROVISIONS OF LAW

The provisions of these by-laws shall be controlled by and are subject to any specific provisions of the articles of organization or of law which relate to their specific subject matter, and shall also be subject to any more specific provisions, or exceptions dealing with the same subject matter appearing elsewhere in these by-laws as amended from time to time.

ORGANIZATION ACTION OF INCORPORATORS OF
Telomolecular
(Organized on the 1st day of January, 2006)

The following action is taken this day of 1/1/06 through this instrument by the incorporator(s) of the above corporation: 1.

  The adoption and execution of Articles of Organization;
  The adoption of the first By-Laws of the Corporation, including any specific or general provisions therein as authorized and required by the Business Corporation Law;
  The election of the following persons to serve as the directors of the corporation until the first annual meeting of shareholders:
  The election of the following persons to serve as officers of the corporation until their successors shall be elected and qualified;
  The appointment of the person or entity hereinafter named as the registered agent of the corporation-

Matthew A. Sarad